                                                                 Exhibit 11.1

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                                             Six Months Ended
                                         Years Ended March 31,                September 30,
                                    -------------------------------         ------------------
                                    1996          1997          1998        1997          1998
                                    ----          ----          ----        ----          ----
                                                                               (Unaudited)
Weighted average number of
  common shares outstanding
  during the period:
     Basic                         417,393     1,739,683     2,411,524    2,338,396    2,612,595
     Dilutive stock options             --       843,828     1,128,617    1,153,651    1,348,542
     Series A redeemable,
       convertible preferred
       share                            --     3,125,000     3,125,000    3,125,000    3,125,000
                                   -------     ---------     ---------    ---------    ---------
     Diluted                            --     5,708,511     6,665,141    6,617,047    7,086,137
                                   -------     ---------     ---------    ---------    ---------
                                   -------     ---------     ---------    ---------    ---------
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